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SULLIVAN & CROMWELL
NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
                                      125 Broad Street, New York 10004-2498
CABLE ADDRESS:
LADYCOURT, NEW YORK                           __________
FACSIMILE: (212) 558-3588 (125 Broad Street)
                                       250 PARK AVENUE, NEW YORK 10177-0021
(212) 5583792       (250 Park Avenue)
                    1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805 444
SOUTH FLOWER                             STREET, LOS ANGELES 90071-2901
                                              8, PLACE VEND ME, 75001 PARIS
                     ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY 101
COLLINS                                          STREET, MELBOURNE 3000
                             2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
GLOUCESTER TOWER,                                11 PEDDER STREET, HONG KONG

                                                November 14, 1995



Prudential Growth Opportunity Fund, Inc.,
   One Seaport Plaza,
      New York, New York 10292.

Dear Sirs:

            You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 35,566,443 shares of your Common Stock, $.01 par value the "Shares").

            As your counsel, we are familiar with your organization and corporate status and the validity of your Common Stock.

            We advise you that, in our opinion, the Shares are legally and validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Laws of the State of Maryland, and we are expressing no opinion as to the effect by the laws of any other jurisdiction.
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            We have relied as to certain matters on information obtained from public officers, your employees and other sources believed by us to be responsible.
            We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

/s/ Sullivan & Cromwell Sullivan &

Cromwell